UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2005

PECO II, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-31283	34-1605456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1376 State Route 598, Galion, Ohio	44833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 468-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective on July 28, 2005, the Board of Directors of PECO II, Inc. (the “Company”) elected John G. Heindel as President and Chief Executive Officer. The Company and Mr. Heindel entered into an Employment Agreement, dated July 28, 2005 (the “Employment Agreement”), which contains the material terms and conditions of Mr. Heindel’s employment. A copy of the Employment Agreement is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

The Employment Agreement contains an initial term of two years, with automatic two-year renewal periods unless either party gives notice within 90 days of the expiration of the initial term or any subsequent two-year renewal term. Under the terms of the Employment Agreement, Mr. Heindel will receive an annualized base salary of $250,000 per year and be eligible to receive an annualized bonus of up to $250,000 based upon performance criteria set by the Company’s Compensation/Nominating Committee, which for Mr. Heindel’s first year of employment shall be based on the Company’s achievement of sales, earnings and cash flow targets.

In addition, the Company granted Mr. Heindel options to purchase 500,000 shares of the Company’s common stock at an exercise price of $1.07 per share, the closing price of the Company’s common stock on July 28, 2005 (the “Options”). The Options vest as follows: options covering 150,000 shares vest immediately, options covering 200,000 shares vest on July 28, 2006, and options covering 150,000 shares vest on July 28, 2007. The Options generally remain exercisable for five years from the date of vesting.

The Company also granted Mr. Heindel a restricted stock grant of 200,000 shares, which shares of restricted stock shall vest upon the occurrence of certain performance criteria (the “Restricted Stock”). The Restricted Stock was granted under the Company’s Amended 2000 Performance Plan. The form of Restricted Stock Award Agreement for use under the Company’s Amended 2000 Performance is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Employment Agreement also provides for severance payments to Mr. Heindel in the event of termination of employment by the Company without cause, by Mr. Heindel with good reason, and following a change in control of the Company. Under the Employment Agreement, Mr. Heindel also agreed not to compete against the Company for a period of one year following any termination of Mr. Heindel’s employment with the Company.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 28, 2005, the Company’s board of directors elected John G. Heindel, age 50, as a Class III member of the Company’s board of directors.

The Company’s board of directors also elected Mr. Heindel to serve as President and Chief Executive Officer of the Company, effective July 28, 2005. Mr. Heindel spent more than

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22 years with Lucent Technologies and its predecessor companies, most recently as the Company’s President, Worldwide Services. Since leaving Lucent in 2003, Mr. Heindel has provided strategic consulting services to various companies interested in making acquisitions in the communications industry.

In addition, the information contained in Item 1.01 of this Form 8-K and the information contained in the Employment Agreement, which is attached hereto as Exhibit 10.1, is incorporated into this Item 5.02 of Form 8-K by reference.

Mr. Heindel replaces James L. Green, who previously announced his retirement as the Company’s President and Chief Executive Officer, effective upon the election of his successor.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated July 28, 2005, between the Company and John G. Heindel.

10.2	Form of Restricted Stock Award Agreement under the Company’s Amended 2000 Performance Plan.

99.1	Press Release, dated August 1, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PECO II, Inc.

Date: August 1, 2005	By:	/s/ Sandra A. Frankhouse
Sandra A. Frankhouse
Chief Financial Officer, Treasurer and Secretary

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EXHIBIT INDEX

Exhibit	Description of Exhibit
10.1	Employment Agreement, dated July 28, 2005, between the Company and John G. Heindel.

10.2	Form of Restricted Stock Award Agreement under the Company’s Amended 2000 Performance Plan.

99.1	Press Release, dated August 1, 2005.